Exhibit 10.14

Execution Version

Main Street Capital Corporation

First Supplement to Master Note Purchase Agreement

Dated as of February 2, 2023

Re:    $50,000,000 7.53% Series B Senior Notes
Due December 23, 2025

Main Street Capital Corporation

Dated as of
February 2, 2023

To the Additional Purchasers named in
Schedule A hereto

Ladies and Gentlemen:
This First Supplement to Master Note Purchase Agreement (the “Supplement”) is between Main Street Capital Corporation, a Maryland corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Additional Purchasers”).
Reference is hereby made to that certain Master Note Purchase Agreement dated as of December 23, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”) among the Company and the Purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.
The Company hereby agrees with the Additional Purchasers as follows:
    1.    The Company has authorized the issue and sale of $50,000,000 aggregate principal amount of its 7.53% Series B Senior Notes due December 23, 2025 (the “Series B Notes”). The Series B Notes, together with the Series A Notes issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series B Notes shall be substantially in the form set out in Schedule 1(b) to the Note Purchase Agreement with such changes therefrom, if any, as may be approved by the Additional Purchasers and the Company.
    2.    Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Additional Purchaser, and each Additional Purchaser agrees to purchase from the Company, Series B Notes in the principal amount set forth opposite such Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.
    3.    The sale and purchase of the Series B Notes to be purchased by each Additional Purchaser shall occur at the offices of Jones Day, at 250 Vesey Street, New York, NY
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10281-1047, at 1:30 pm Chicago time (or such other place and time agreed by the Company and the Additional Purchasers) (the “Series B Closing”) on February 2, 2023 or on such other Business Day thereafter as may be agreed upon by the Company and the Additional Purchasers. At the Series B Closing, the Company will deliver to each Additional Purchaser the Series B Notes to be purchased by such Additional Purchaser in the form of a single Series B Note (or such greater number of Series B Notes in denominations of at least $100,000 as such Additional Purchaser may request) dated the date of the Series B Closing and registered in such Additional Purchaser’s name (or in the name of such Additional Purchaser’s nominee), against delivery by such Additional Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3807304 at Amegy Bank, 4400 Post Oak Parkway, Houston, TX 77027, ABA No. 113011258. If, at the Series B Closing, the Company shall fail to tender such Series B Notes to any Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Additional Purchaser’s satisfaction, such Additional Purchaser shall, at such Additional Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Additional Purchaser may have by reason of such failure by the Company to tender such Series B Notes or any of the conditions specified in Section 4 not having been fulfilled to such Additional Purchaser’s satisfaction.
    4.    The obligation of each Additional Purchaser to purchase and pay for the Series B Notes to be sold to such Additional Purchaser at the Series B Closing is subject to the fulfillment to such Additional Purchaser’s satisfaction, prior to the Series B Closing, of the conditions set forth in Section 4.1 and 4.2 of the Note Purchase Agreement with respect to the Series B Notes to be purchased at the Series B Closing as if each reference to “Series A Notes”, “Additional Notes,” “Closing” and “Additional Purchaser” set forth therein was modified to refer the “Series B Notes,” the “Series B Closing” and the “Additional Purchaser” (each as defined in this Supplement) and to the following additional conditions:
    (a)    Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct in all material respects as of the date of the Series B Closing (except for representations and warranties which apply to a specific earlier date (other than the Series A Closing Date) which shall be true in all material respects as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superseded in Exhibit A) and the Company shall have delivered to each Additional Purchaser an Officer’s Certificate, dated the date of the Series B Closing certifying that such condition has been fulfilled.
    (b)    As set forth in Exhibit B, the specified sections of the Note Purchase Agreement shall be amended and restated in its entirety.
    (c)    Contemporaneously with the Series B Closing, the Company shall sell to each Additional Purchaser, and each Additional Purchaser shall purchase, the Series B Notes to be purchased by such Additional Purchaser at the Series B Closing as specified in Schedule A.
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    6.    Each Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct in all material respects on the date hereof with respect to the purchase of the Series B Notes by such Additional Purchaser as if each reference to “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series B Notes,” the “Series B Closing” and the “Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement.
    7.    The Company and each Additional Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement (as modified and supplemented by this Supplement) as fully and completely as if such Additional Purchaser were an original signatory to the Note Purchase Agreement.
    8.     This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    9.    This Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an electronic signature to, or a signed copy of, this Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The parties agree to electronic contracting and signatures with respect to this Supplement.  Delivery of an electronic signature to, or a signed copy of, this any Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Supplement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
The execution hereof shall constitute a contract between the Company and the Additional Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

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Information Relating to Additional Purchasers

Schedule A

[INTENTIONALLY OMITTED]

MAIN STREET CAPITAL CORPORATION

By:	/s/ Jesse E. Morris
Name:	Jesse E. Morris
Title:	Chief Financial Officer

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of February 2, 2023

SUN LIFE ASSURANCE COMPANY OF CANADA

By:	/s/ David Fletcher
Name:	David Fletcher
Title:	Managing Director, Private Fixed Income

By:	/s/ Russell Goldenberg
Name:	Russel Goldenberg
Title:	Senior Director, Private Fixed Income

SUN LIFE ASSURANCE COMPANY OF CANADA, acting through its U.S. Branch

By:	/s/ Andrew Kleeman
Name:	Andrew Kleeman
Title:	Senior Managing Director

By:	/s/ David Belanger
Name:	David Belanger
Title:	Managing Director

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of February 2, 2023

SOMERSET REINSURANCE LTD., as Reinsurer and Authorized Party, on behalf of BANNER LIFE INSURANCE COMPANY

By:    Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By:	/s/ Andrew Kleeman
Name:	Andrew Kleeman
Title:	Senior Managing Director

By:	/s/ David Belanger
Name:	David Belanger
Title:	Managing Director

SOMERSET REINSURANCE LTD., as Reinsurer and Authorized Party, on behalf of BETTERLIFE

By:    Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By:	/s/ Andrew Kleeman
Name:	Andrew Kleeman
Title:	Senior Managing Director

By:	/s/ David Belanger
Name:	David Belanger
Title:	Managing Director

[Signature Page to First Supplement to Master Note Purchase Agreement]

Accepted as of February 2, 2023

GREAT AMERICAN INSURANCE COMPANY

By:	/s/ Stephen C. Beraha
Name:	Stephen C. Beraha
Title:	Assistant Vice President

NATIONAL INTERSTATE INSURANCE COMPANY

By:	/s/ Stephen C. Beraha
Name:	Stephen C. Beraha
Title:	Assistant Vice President
[Signature Page to First Supplement to Master Note Purchase Agreement]

Exhibit a

Supplemental Representations
The Company represents and warrants to each Additional Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date (other than the Series A Closing Date) which shall be true as of such earlier date and other than the Section references hereinafter set forth) is true and correct in all material respects as of the date hereof with respect to the Series B Notes with the same force and effect as if each reference to “the Notes” set forth therein was modified to refer to the “Series B Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the First Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.    Disclosure. (a) This Agreement and the financial statements listed in Schedule 5.5 (as may be updated by the Company for each Closing) and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information and other forward-looking information referenced in Section 5.3(b), information relating to third parties and general economic information) prior to January 19, 2023 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, did not, as of January 19, 2023 contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since January 19, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents (and after taking account all updates thereto and the same having been delivered to the Purchasers).
    (b)    All financial projections, pro forma financial information and other forward-looking information which has been delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information of the Company, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant and inherent uncertainty and contingencies (many of which are beyond the control of the Company) and that no assurance can be given that such financial information will be realized, and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 (as may be updated by the Company for each Closing) contains (except as noted therein) complete and correct lists as of the date of the Series B Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor and (ii) the Company’s directors and senior officers.
Section 5.5.    Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its consolidated subsidiaries. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections, pro forma financial information and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes).
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series B Notes or any substantially similar debt Securities for sale to, or solicited any offer to buy the Series B Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than fifteen (15) other Institutional Investors, each of which has been offered the Series B Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series B Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series B Notes hereunder for the general corporate purposes of the Company and its subsidiaries, including to make investments, repay existing debt and make distributions permitted by this Agreement. No part of the proceeds from the sale of the Series B Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 (as may be updated by the Company for each Closing) sets forth a complete and correct list as of February 2, 2023 of all outstanding Material Indebtedness for borrowed money of the Company and its Subsidiaries (provided that the aggregate amount of all Indebtedness for borrowed money not listed on Schedule 5.15 does not exceed $100,000,000) as of February 2, 2023 since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Material Indebtedness of the Company or its Subsidiaries. As of February 2, 2023 neither the Company nor any Subsidiary (other than Immaterial Subsidiaries) is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and, to the knowledge of the Company, no event or condition exists with respect to any Material Indebtedness of the Company or any Subsidiary (other than Immaterial Subsidiaries) that would permit (or that with notice or the lapse of time, or both, would permit)

one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
Section 5.16.    Foreign Assets Control Regulations, Etc.
(a)    Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any Economic Sanctions Laws.

Defined Terms. For purpose of this Exhibit A, the following terms have the respective meanings assigned to them:

“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), as amended or (x) the Proceeds of Crime (Money Laundering) and Terrorist Finance Act, as amended or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.
“Canadian Economic Sanctions Laws” means those laws, including enabling legislation, orders-in-council or other regulations administered and enforced by Canada or a political subdivision of Canada pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Finance Act, as amended, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, and including all regulations promulgated under any of the foregoing, or any other similar sanctions program or action.
“Economic Sanctions Laws” means U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Canada Blocked Person, (c) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under Economic Sanctions Laws or (d) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a), (b) or (c).

Exhibit b

Amendments to the Note Purchase Agreement
As set forth in this Exhibit B, each of the specified sections of the Note Purchase Agreement shall be amended and restated in its entirety, effective as of the date hereof, to read as follows:
Section 4.1(l):
(l)    Rating. The relevant Notes shall have received a Rating of “BBB-” (or its equivalent) or better by a Rating Agency and if such Rating is a Private Rating, the related Private Rating Rationale Report with respect to such Private Rating.
Section 9.10:
Rating Confirmation.
(a) The Company covenants and agrees that, at its sole cost and expense, it shall cause to be maintained at all times a Rating from at least one Rating Agency that indicates that it will monitor the rating on an ongoing basis. No later than December 23 of each year (beginning December 23, 2022), and promptly upon any change in the Rating, the Company further covenants and agrees it shall provide a notice to each of the holders of the Notes sent in the manner provided in Section 18 with respect to all then current Ratings.
(b) At any time that the Rating maintained pursuant to clause (a) above is not a public rating, the Company will provide to each holder of a Note (x) at least annually (on or before each anniversary of the date of the Closing) and (y) promptly upon any change in such Rating, an updated Private Rating evidencing such Rating and an updated Private Rating Rationale Report with respect to such Rating. In addition to the foregoing information, and any information specifically required to be included in any Private Rating or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Rating of the Notes, the Company shall use commercially reasonable efforts to procure such information from the Rating Agency.
Schedule A:
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to 91 days following the Maturity Date at the time such Equity Interests is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Maturity Date shall constitute Disqualified Equity Interests), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to 91 days following the Maturity Date at the time such Equity Interests is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, which may come into effect prior to 91 days following the Maturity Date at the time such Equity Interests is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Maturity Date shall constitute Disqualified Equity Interests) or (d) requires scheduled payments of dividends in cash on or prior to 91 days following the Maturity Date at the time such Equity Interests is issued; provided that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any Change in Control occurring prior to 91 days following the Maturity Date at the time such Equity Interests is issued shall not constitute Disqualified Equity Interests if (x) such Equity Interests provides that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the date that the Notes have been repaid in full (other than contingent indemnification obligations) (the “Termination Date”) or (y) such redemption is subject to events that would cause the Termination Date to occur.
“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.7, with respect to any Subsidiary that is an Obligor, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Obligor.
“Rating” means a rating of a Series or tranche of Notes, which rating shall (a) specifically describe the Notes, including their interest rate, maturity and Private Placement Number; and (b) in the event that such Rating is a Private Rating, be accompanied by the related Private Rating Rationale Report with respect to such Private Rating; and (c) be issued by a Rating Agency.
The following additional terms are to be included in Schedule A, in alphabetical order, consistent with the existing terms set forth in Schedule A:
“Private Rating” means a letter issued by a Rating Agency in connection with any private debt rating for the Notes, which (a) sets forth the Rating for the Notes, (b) refers to the Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services in respect of the Notes, (c) addresses the likelihood of payment of both principal and interest on the Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the Rating reflects the Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on the Notes or a similar statement or (y) such letter is silent as to the Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes, and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority having jurisdiction over nay holder of any Notes.
“Private Rating Rationale Report” means, with respect to any Private Rating, a report issued by the Rating Agency in connection with such Private Rating setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Rating for the Notes, in each case, on the letterhead of the Rating Agency or posted on its controlled website and generally consistent with the work product that a Rating Agency would produce for a similarly publicly rated security and otherwise in form and substance generally required by the SVO or any other regulatory or other Governmental Authority having jurisdiction over any holder of any Notes from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any regulatory or other Governmental Authority having jurisdiction over any holder of any Notes.
The following defined term to be deleted from Schedule A:
“Specified Credit Facility” means any Material Credit Facility that is unsecured and in respect of which the Company is a borrower or a full recourse guarantor.